Exhibit 5

                      CONSENT AND STANDSTILL AGREEMENT

                  This Consent and Standstill Agreement (this "Agreement") is made and entered into as of July 10, 2001 by and among Williams Communications, LLC, a Delaware limited liability company ("Williams"), iBeam Broadcasting Corporation, a Delaware corporation (the "Company") and the stockholders of the Company named on the signature pages hereof (each a "Stockholder" and collectively, the "Stockholders").

                  WHEREAS, Williams, the Company and certain other parties thereto have entered into a Stock Purchase Agreement, dated as of June 24, 2001 (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to issue and sell to Williams and such other parties thereto an aggregate of 2,400,939 shares of Series A Convertible Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock"), of the Company (the "Transaction");

                  WHEREAS, each Stockholder is the sole record and beneficial owner of the number of shares of capital stock, other equity interests and securities convertible into capital stock or other equity interests in the Company as is indicated on the applicable signature page of this Agreement (the "Shares"); and

                  WHEREAS, in consideration of and to induce Williams to purchase shares of Series A Preferred Stock, each Stockholder agrees to waive its rights under the Investors' Rights Agreement (as defined below) and agrees to certain standstill restrictions as more fully described below.

                  NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the parties agree as follows:

                  1. Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Affiliate" as applied to any Person, shall mean any other Person directly or indirectly controlling or controlled by or under, direct or indirect, common control with such Person. For the purposes of this definition, control when used with respect to any Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, Williams and its Affiliates or each Stockholder and its Affiliates shall not be deemed Affiliates of the Company for purposes of this Agreement.

                  "Agreement" shall have the meaning set forth in the recitals.

                  "beneficially own" and "beneficial ownership" have the meanings given to them in Rule13d-3 under the Securities Exchange Act of 1934, as amended.

                  "Company" shall have the meaning set forth in the recitals.

                  "Investors' Rights Agreement" shall have the meaning set forth in Section 2 of this Agreement.

                  "Permitted Transferee" shall mean with respect to any Person, any other Person that is an Affiliate of the such Person.

                  "Registration Rights Agreement" shall have the meaning set forth in Section 2 of this Agreement.

                  "Series A Preferred Stock" shall have the meaning set forth in the recitals.

                  "Shares" shall have the meaning set forth in the recitals.

                  "Standstill Period" shall have the meaning set forth in
Section 3 of this Agreement.

                  "Stock Purchase Agreement" shall have the meaning set forth in the recitals.

                  "Stockholder" and "Stockholders" shall have the meanings set forth in the recitals.

                  "Transaction" shall have the meaning set forth in the recitals.

                  "Transaction Documents" shall have the meaning set forth in the Stock Purchase Agreement.

                  "Voting Stock" means the capital stock of any class or kind ordinarily having the power to vote generally for the election of directors (or other persons or bodies performing similar functions) of the Company. With respect to the Company, as of the Effective Date (as such term is defined in the Stockholders Agreement) Voting Stock includes (i) the Common Stock and (ii) the Series A Preferred Stock.

                  "Williams" shall have the meaning set forth in the recitals.

                  2. Consent and Waiver. Each Stockholder hereby gives any consent or waiver that is reasonably required in connection with the entering into the Transaction Documents by the Company and consummation of the transactions contemplated thereby (including the Transaction) under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have, including, (i) the waiver of such Stockholder's rights pursuant to Section 1.12 of the Third Amended and Restated Investors' Rights Agreement dated as of April 28, 2000, by and among the Company and the parties thereto, as in effect on the date hereof (the "Investors' Rights Agreement"), and (ii) the consent to the registration rights granted to Williams and the other parties thereto pursuant to the Registration Rights Agreement by and between the Company, Williams and the other parties thereto, dated July 10, 2001 (the "Registration Rights Agreement"), including, without limitation, the grant of "demand" and "piggyback" registration rights, and the rights attendant thereto, pursuant to the Registration Rights Agreement.

                  3. Standstill.

                  (a) Without the prior written consent of the Company or except as provided in this Agreement, from the date hereof until the second anniversary of the date hereof (the "Standstill Period"), each Stockholder shall not, and such Stockholder shall not permit any of its Permitted Transferees or its other Affiliates to acquire, publicly announce an intention to acquire, or agree to acquire beneficial ownership of, any Voting Stock of the Company resulting in an increase in such Stockholder's percentage beneficial ownership, at such time, of the Company's Voting Stock on a fully diluted basis.

                  (b) Notwithstanding anything in this Agreement (including this Section 3) to the contrary, during the Standstill Period, (i) each Stockholder, its Permitted Transferees and its other Affiliates may, subject to compliance with applicable law, propose, announce and otherwise make an offer to purchase all of the outstanding capital stock of the Company and pursuant to such offer acquire such shares of capital stock, and (ii) each Stockholder, its Permitted Transferees and its other Affiliates may make open market purchases of the Company's Voting Stock as may be necessary for such Stockholder (either directly or through its Permitted Transferees) to maintain its fully-diluted ownership percentage of the Company's Voting Stock existing on the date hereof. The Company agrees that it will not unreasonably deny any request for a waiver of the restrictions set forth in this Section 3 made by a Stockholder or its Permitted Transferees.

                  4. Representations, Warranties and Covenants of the Stockholders. Each Stockholder hereby represents, warrants and covenants to Williams and the Company that each Stockholder (i) is the sole record and beneficial owner of the Shares, (ii) does not own beneficially or of record any shares of capital stock, other equity interests or securities convertible into capital stock or other equity interests of the Company other than the Shares, and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement. Each Stockholder hereby further represents, warrants and covenants that (i) this Agreement has been duly authorized by all necessary action on the part of such Stockholder and has been duly executed by such Stockholder, (ii) this Agreement constitutes the legal, valid and binding obligation of such Stockholder, and (iii) neither the execution of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which such Stockholder is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to such Stockholder.

                  5. Representations, Warranties and Covenants of Williams. Williams represents, warrants and covenants to the Company and each Stockholder that this Agreement (i) has been authorized by all necessary action on the part of Williams and has been duly executed by Williams and
(ii) constitutes the legal, valid and binding obligation of Williams. Neither the execution of this Agreement by Williams nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Williams is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Williams.

                  6. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Williams and each Stockholder that this Agreement (i) has been authorized by all necessary action on the part of the Company and has been duly executed by the Company and (ii) constitutes the legal, valid and binding obligation of the Company. Neither the execution of this Agreement by the Company nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Company is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Company.

                  7. Additional Documents. Each of the Stockholders, Williams and the Company hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of such Stockholder, Williams or the Company, as the case may be, to carry out the intent of this Agreement.

                  8. Miscellaneous.

                  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

                  (c) Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the other parties hereto will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the parties set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to a party upon such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

                  (i) if to the Company:

                       iBeam Broadcasting Corporation
                       645 Almanor Avenue, Suite 100
                       Sunnyvale, California 94085
                       Attn:  General Counsel
                       Fax:   (408) 524-0567

                  with a copy (which shall not constitute notice) to:

                       Orrick, Herrington & Sutcliffe LLP
                       400 Sansome Street
                       San Francisco, CA 94111
                       Attn:  John F. Seegal, Esq.
                       Fax:  (415) 773-5759

                  (ii) if to Williams:

                       Williams Communications, LLC
                       One Williams Center 41-3
                       Tulsa, Oklahoma  74172
                       Attn:  General Counsel
                       Fax:   (918) 573-3005

                  with a copy (which shall not constitute notice) to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, NY  10036
                       Attn:   Alan C. Myers, Esq.
                       Fax:    (212) 735-2000

                  (iii) if to any Stockholder, to the address set forth on the applicable signature page hereto;

or to such other address as any of the parties may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  (f) Termination. This Agreement shall terminate upon termination of the Stock Purchase Agreement pursuant to Article VIII thereof. In addition, Section 3 of this Agreement shall terminate upon termination of the Stockholders Agreement pursuant to Article VII thereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each party hereto consents to the non-exclusive jurisdiction of the federal and state courts within the State of Delaware.

                  (h) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter, except that, with respect solely to Williams and the Company, this Agreement, together with the Transaction Documents (as defined in the Stock Purchase Agreement) contains the entire understanding of the parties in respect of the subject matter hereof and thereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  (j) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                            WILLIAMS COMMUNICATIONS, LLC


                                            By: /s/ John C. Bumgarner, Jr.
                                               -------------------------------
                                            Name:  John C. Bumgarner, Jr.
                                            Title: Senior Vice President






            [Signature page to Consent and Standstill Agreement]



                                            iBEAM BROADCASTING CORPORATION


                                            By: /s/ Daniel Sroka
                                               ________________________________
                                               Name:  Daniel Sroka
                                               Title: Vice President and
                                                      General Counsel










            [Signature page to Consent and Standstill Agreement]



                                            STOCKHOLDER:

                                            ACCEL INVESTORS '98 L.P.


                                            By:/s/ J. Peter Wagner
                                               _______________________________
                                               Name:  J. Peter Wagner
                                               Title: Managing Member of
                                                      General Partner


                                            Stockholder's Address for Notice:

                                            Accel Partners
                                            128 University Ave.
                                            Palo Alto, CA 94301


Shares owned beneficially and of record:

983,383      shares of Common Stock
______       shares of Common Stock issuable pursuant to exercise of options or other rights to acquire Common Stock
______       any other direct or indirect equity interests in the Company
             (please specify)






            [Signature page to Consent and Standstill Agreement]



                                            STOCKHOLDER:

                                            ACCEL INTERNET FUND II L.P.


                                            By:/s/ J. Peter Wagner
                                               _______________________________
                                               Name:  J. Peter Wagner
                                               Title: Managing Member of
                                                      General Partner


                                            Stockholder's Address for Notice:

                                            Accel Partners
                                            128 University Ave.
                                            Palo Alto, CA 94301


Shares owned beneficially and of record:

1,482,000   shares of Common Stock
______      shares of Common Stock issuable pursuant to exercise of options or other rights to acquire Common Stock
______      any other direct or indirect equity interests in the Company
            (please specify)








            [Signature page to Consent and Standstill Agreement]





                                            STOCKHOLDER:

                                            ACCEL KEIRETSU VI L.P.


                                            By:/s/ J. Peter Wagner
                                               _______________________________
                                               Name:  J. Peter Wagner
                                               Title: Managing Member of
                                                      General Partner


                                            Stockholder's Address for Notice:

                                            Accel Partners
                                            128 University Ave.
                                            Palo Alto, CA 94301


Shares owned beneficially and of record:

185,270    shares of Common Stock
______ shares of Common Stock issuable pursuant to exercise of options or other rights to acquire Common Stock
______ any other direct or indirect equity interests in the Company (please specify)







            [Signature page to Consent and Standstill Agreement]




                                            STOCKHOLDER:

                                            ACCEL VI L.P.


                                            By:/s/ J. Peter Wagner
                                               _______________________________
                                               Name:  J. Peter Wagner
                                               Title: Managing Member of
                                                      General Partner


                                            Stockholder's Address for Notice:

                                            Accel Partners
                                            128 University Ave.
                                            Palo Alto, CA 94301


Shares owned beneficially and of record:

11,601,085 shares of Common Stock
______ shares of Common Stock issuable pursuant to exercise of options or other rights to acquire Common Stock
______ any other direct or indirect equity interests in the Company please specify)











            [Signature page to Consent and Standstill Agreement]




                                            STOCKHOLDER:

                                            CROSSPOINT VENTURE PARTNERS 1997


                                            By:/s/ Richard Shapero
                                               _______________________________
                                            Name:  Richard Shapero
                                            Title  Managing Partner

                                            Stockholder's Address for Notice:

                                            ----------------------------------
                                            ----------------------------------
                                            ----------------------------------


Shares owned beneficially and of record:

15,114,498  shares of Common Stock
______ shares of Common Stock issuable pursuant to exercise of options or other rights to acquire Common Stock
______ any other direct or indirect equity interests in the Company (please specify)










            [Signature page to Consent and Standstill Agreement]




                                            STOCKHOLDER:

                                            MEDIA TECHNOLOGY VENTURES L.P.


                                            By: /s/ Media Tech Management, LLC
                                                its General Partner
                                                _______________________________
                                            Name:
                                            Title:

                                            Stockholder's Address for Notice:

                                            Media Technology Partners
                                            One First Street #2
                                            Los Altos, CA 94002



Shares owned beneficially and of record:

4,629,255   shares of Common Stock
______      shares of Common Stock issuable pursuant to exercise of options or other rights to acquire Common Stock
______      any other direct or indirect equity interests in the Company
            (please specify)









            [Signature page to Consent and Standstill Agreement]



                                            STOCKHOLDER:

                                            MEDIA TECHNOLOGY VENTURES
                                            ENTREPRENEURS FUND L.P.


                                            By: /s/ Media Tech Management, LLC
                                                its General Partner
                                                _______________________________
                                            Name:
                                            Title:

                                            Stockholder's Address for Notice:

                                            Media Technology Partners
                                            One First Street #2
                                            Los Altos, CA 94002


Shares owned beneficially and of record:

5,226,985  shares of Common Stock
______ shares of Common Stock issuable pursuant to exercise of options or other rights to acquire Common Stock
______ any other direct or indirect equity interests in the Company (please specify)








            [Signature page to Consent and Standstill Agreement]